    As filed with the Securities And Exchange Commission on August 24, 1999

                                                     Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         BARRETT RESOURCES CORPORATION
                       --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                                   --------
        (State or Other Jurisdiction of Incorporation or Organization)

                                  84-0832476
                                --------------
                     (I.R.S. Employer Identification No.)

                   1515 Arapahoe Street, Tower 3, Suite 1000
                            Denver, Colorado  80202
                                (303) 572-3900
-------------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

    Eugene A. Lang, Jr., Esq., Executive Vice President and General Counsel
                         Barrett Resources Corporation
                   1515 Arapahoe Street, Tower 3, Suite 1000
                            Denver, Colorado  80202
                                (303) 572-3900
-------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:
                            Alan L. Talesnick, Esq.
                            Francis B. Barron, Esq.
                                Patton Boggs LLP
                        1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776

                       ---------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
 Title of each
 class of                                Proposed maximum       Proposed maximum
 securities to be      Amount to be     offering price per     aggregate offering      Amount of
 registered             registered            share                   price          registration fee
----------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value              150,000           $36.3125 (1)             $5,446,875             $1,514
----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 based upon the average of the high and low sales prices of the Company's Common Stock as reported on the New York Stock Exchange on August 17, 1999, which is within five business days of the date of filing (August 24, 1999).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 PRELIMINARY PROSPECTUS DATED AUGUST 24, 1999
                             SUBJECT TO COMPLETION

                                                             SELLING STOCKHOLDER
                                                                      PROSPECTUS

                         BARRETT RESOURCES CORPORATION
                        150,000 Shares Of Common Stock

     This Prospectus relates to the transfer of up to 150,000 shares of Common Stock of Barrett Resources Corporation by the selling stockholder identified in this prospectus. The Company will not receive any of the proceeds from the sale of these shares. These shares were issued to the selling stockholder in exchange for the selling stockholder's interest in a limited liability company.

     The selling stockholder has not entered into any underwriting arrangements. The prices at which the selling stockholder sells the Common Stock may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholder in connection with sales of the Common Stock. The selling stockholder may transfer some or all of the Common Stock in exchange for consideration other than cash, or for no consideration, in the selling stockholder's sole discretion. This prospectus may be used by the selling stockholder to transfer the Common Stock to affiliates of the selling stockholder.

     The Common Stock is listed on the New York Stock Exchange under the symbol "BRR". On August 17, 1999, the closing sale price of the Common Stock was $35.875 per share.

     Investing in the Common Stock involves certain risks. See the "RISK FACTORS" section beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is August ___, 1999

                              PROSPECTUS SUMMARY

     The following summary highlights information contained in this prospectus. It may not be complete and may not contain all the information that you should consider before investing in the Common Stock. You should read this entire prospectus carefully, including the "RISK FACTORS" section.


The Company                 The Company is an independent natural gas and crude
                            oil exploration and production company with core areas of activity in the Rocky Mountain Region of Colorado, Wyoming and Utah; the Mid-Continent Region of Kansas, Oklahoma, New Mexico and Texas; and the
                            Gulf of Mexico Region of offshore Texas and Louisiana. See "THE COMPANY".

The Offering                The selling stockholder may sell a total of 150,000
                            shares of Common Stock. The shares were issued to the selling stockholder in exchange for the selling stockholder's interest in a limited liability company.

                            The Common Stock may be sold at market prices or other negotiated prices. In addition, the selling stockholder may, in its sole discretion, transfer the Common Stock in exchange for consideration other than cash or for no consideration. The selling stockholder has not entered into any underwriting arrangements for the sale of the shares. The Common Stock may be transferred to affiliates of the selling stockholder pursuant to this prospectus. See, "OFFERING BY SELLING STOCKHOLDER".

                            The Company will not receive any proceeds from the sale of Common Stock by the selling stockholder.

Company Offices             The Company's offices are located at 1515 Arapahoe
                            Street, Tower 3, Suite 1000, Denver, Colorado 80202, telephone number (303) 572-3900.

                                 RISK FACTORS

     THE PURCHASE OF SHARES OF COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE PURCHASING COMMON STOCK, YOU SHOULD READ THIS ENTIRE PROSPECTUS AND CONSIDER THE FOLLOWING FACTORS CONCERNING THE COMPANY IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS.

Volatility Of Prices

     The Company's revenues, profitability and future rate of growth are dependent in part upon prevailing prices for natural gas and oil, which can be extremely volatile. In recent years, oil and gas prices have been depressed by excess total domestic and imported supplies, and there can be no assurance that current price levels can be sustained. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of natural gas and oil. Any substantial or extended decline in the price of natural gas would have a material adverse effect on the Company's financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond the control of the Company.

Hedging Activities

     The Company engages in hedging activities with respect to some of its natural gas and oil production through a variety of financial arrangements designed to protect against price declines, including swaps. To the extent that the Company engages in such activities, it may be prevented from realizing the benefits of price increases above the levels of the hedges. Risks related to hedging activities include the risk that counterparties to hedge transactions will default on obligations to the Company. The Company maintains a Risk Management Committee to oversee its production hedging and trading activities.

Marketability Of Production

     Sales of oil and gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year. The marketability of the Company's production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Federal and state regulation of natural gas and oil production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect the Company's ability to produce and market its natural gas and oil. If market factors were to change dramatically, the financial impact on the Company could be substantial because the Company would incur expenses without receiving revenues from sales of production. For the year ended December 31, 1998, the Company's production and reserve base were approximately 89% and 94% natural gas, respectively, on an energy equivalent basis. As a result, the Company's earnings and cash flow are more sensitive to fluctuations in the price of natural gas than to fluctuations in the price of oil.

Accounting Methods

     The Company reports its operations using the full cost method of accounting for natural gas and oil properties. Under full cost accounting rules, the net capitalized costs of natural gas and oil properties may not exceed a "ceiling" limit of the present value of estimated future net revenues from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. This rule requires calculating future revenues at unescalated prices in effect as of the end of each fiscal quarter and requires a write-down if the net capitalized costs of the natural gas and oil properties exceed the ceiling limit, even if price declines are temporary. Therefore, the Company will be required to write-down the carrying value of its natural gas and oil properties when natural gas and oil prices are depressed or unusually volatile. A ceiling limitation write-down is a then-current period charge to earnings, which does not impact cash flow from operating activities.

General Risks Of Oil And Gas Operations

     The nature of the natural gas and oil business also involves a variety of risks. These include the risks of operating hazards such as fires, explosions, cratering, blow-outs, encountering formations with abnormal pressures, damage or loss from adverse weather and seas, and, in horizontal wellbores, the increased risk of mechanical failure and collapsed holes. The occurrence of any of these risks could result in losses to the Company. The operation of the Company's natural gas processing plant and its natural gas gathering systems involves certain risks, including explosions and environmental hazards caused by pipeline leaks and ruptures. The effect of these hazards are increased with respect to the Company's Gulf of Mexico activities due to the difficulty of containing leaks and ruptures in offshore locations as well as hazards inherent in marine operations, such as capsizing, grounding, collision and damage from weather or sea conditions or unsound location. In accordance with customary industry practices, the Company maintains insurance against some, but not all, of these risks in amounts that management believes to be reasonable. The occurrence of a significant event that is not fully insured could have a material adverse effect on the Company's financial position. International operations are subject to certain risks, including expropriation of assets, governmental changes in applicable law, policies and contract terms, foreign government approvals, political instability, guerilla activity, payment delays, and currency exchange and repatriation losses.

Competition; Ability To Discover Reserves

     The Company competes in the areas of natural gas and oil exploration, production, development and transportation with other companies. Many of these competitors may have substantially greater financial and other resources. The Company's revenues depend on its level of success in acquiring or finding additional oil and gas reserves in commercial quantities. Certain areas in which the Company is engaged in, or planning, significant exploration and development activities are also attracting the interest of other companies. This may result in shortages of, or delays in the availability of, drilling rigs and other equipment and increased costs as more users pursue available rigs. Except to the extent that the Company acquires properties containing proved reserves or conducts successful exploration and development activities, or both, the proved reserves of the Company will decline as reserves are produced. There can be no assurance that the Company's planned exploration and development projects will result in additional reserves or that the Company will have future success in drilling productive wells.

Risks Related To Trading Activities

     Natural gas trading activities involve a high degree of risk because of the inherent uncertainties associated with the natural gas trading process. These uncertainties include the lack of predictability in natural gas prices, risk of non-performance by other parties to trading agreements, market imperfections caused by regional price differentials, possible lack of liquidity in the trading markets and possible failure of physical delivery. Although the possibility of lower natural gas prices tends to add risk to the Company's exploration and development activities, it is the possibility of unexpected price volatility that represents a primary risk for the Company's natural gas trading activities. In addition, natural gas trading is highly competitive and the Company competes with several other companies, many of which have more experience, personnel and other resources available to them. However, the Company does not believe that any one competitor is dominant in the industry.

Engineers' Estimates of Reserves and Future Net Revenues

     This Prospectus contains estimates of reserves and of future net revenues which have been prepared by the Company and which have been reviewed by independent petroleum engineers. However, petroleum engineering is not an exact science and involves estimates based on many variable and uncertain factors. Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made by the engineers. Estimates of future reserves may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable natural gas and oil reserves to be encountered may vary substantially from the engineers' estimates. Estimates of reserves also are extremely sensitive to the market prices for natural gas and oil.

Government Regulation and Environmental Risks

     The production and sale of natural gas and oil are subject to a variety of federal, state and local government regulations. The regulations are subject to change from time to time in response to economic or political conditions. The regulations concern, among other matters, the prevention of waste, the discharge of materials into the environment, the conservation of natural gas and oil, pollution, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, and various other matters including taxes. The Company is involved in a dispute with the Internal Revenue Service concerning the availability of a tax loss carryforward. Although the Company believes it will prevail in its position, there can be no assurance of a favorable outcome. Many jurisdictions have at various times imposed limitations on the production of natural gas and oil by restricting the rate of flow for natural gas and oil wells below their actual capacity to produce. In addition, many states have raised state taxes on energy sources and additional increases may occur, although there can be no certainty of the effect that increases in state energy taxes would have on natural gas and oil prices. Although the Company believes it is in substantial compliance with applicable environmental and other government laws and regulations and to date such compliance has not had a material adverse effect on the earnings or competitive position of the Company, there can be no assurance that significant costs for compliance will not be incurred in the future. Compliance with environmental laws, including the preparation of environmental assessments and impact statements, can delay drilling activity, thereby potentially reducing revenue and cash flow.

                                  THE COMPANY

     The Company is an independent natural gas and crude oil exploration and production company with core areas of activity in the Rocky Mountain Region of Colorado, Wyoming and Utah; the Mid-Continent Region of Kansas, Oklahoma,
New Mexico and Texas; and the Gulf of Mexico Region of offshore Texas and Louisiana.

     The Company concentrates its activities in core areas in which it has accumulated detailed geologic knowledge and developed significant management expertise. The Company continues to build on its interests in the Piceance Basin in northwestern Colorado, the Wind River Basin in Wyoming, and the Anadarko and Arkoma Basins in Oklahoma. The Company also has significant interests in the Hugoton Embayment in Kansas and Oklahoma, the Niobrara play in northeastern Colorado, the Powder River Basin of northeastern Wyoming, the Gulf of Mexico and the Uinta Basin of northeastern Utah. At December 31, 1998, these principal areas of focus represented approximately 96% of the Company's estimated proved reserves.

     The Company is currently pursuing development projects in the Wind River, Piceance, Powder River, Anadarko and Arkoma Basins, and exploration projects in the Wind River and Anadarko Basins and the Gulf of Mexico. The Company's average net daily production increased to 293 MMcfe for the year ended December 31, 1998 from 247 MMcfe for the year ended December 31, 1997.

     As of December 31, 1998, the Company owned an interest in 3,102 wells, of which 2,378 were producing. Of these producing wells, 1,252 were operated by the Company. These operated wells contributed approximately 73% of the Company's natural gas and oil production for the year ended December 31, 1998. The Company also owns interests in and operates a natural gas gathering system, a 27-mile pipeline and a natural gas processing plant in the Piceance Basin.

     The Company markets all of its own natural gas and oil production from wells that it operates. In addition, the Company engages in natural gas trading activities, which involve purchasing natural gas from third parties and selling natural gas to other parties at prices and volumes that management anticipates will result in profits to the Company. Through these natural gas trading activities, the Company obtains knowledge and information that enables it to more effectively market its own production.

                        OFFERING BY SELLING STOCKHOLDER

     The Company is registering the transfer by the selling stockholder of up to 150,000 shares of Common Stock. The name of the selling stockholder is VECO Drilling, Inc., a Delaware corporation ("VECO").

     VECO owned a one percent limited liability company ownership interest in Barrett Piceance LLC, a Colorado limited liability company (the "LLC"), and the Company owned the other 99 percent of the LLC. Pursuant to the operating agreement for the LLC, VECO had the right to require the Company to purchase all of VECO's ownership interests in and to the LLC in exchange for 150,000 shares of the Company's Common Stock. On August 3, 1999, VECO exercised that right and the Company issued to VECO the 150,000 shares that may be transferred pursuant to this prospectus.

     The Common Stock may be sold by VECO at those prices that it is able to obtain in the market or as otherwise negotiated. In addition, VECO may transfer the Common Stock in exchange for consideration other than cash, or for no consideration, as determined by VECO in its sole discretion. The Company will not receive any proceeds from the sale of Common Stock by VECO. This prospectus also may be used by VECO to transfer shares of the Common Stock to affiliates of VECO.

     VECO may pledge its Common Stock and agents, broker/dealers or other lenders may acquire shares or interests in shares as a pledgee and may, from time to time, effect distributions of the shares or interests in that capacity. VECO has informed the Company that it does not have any arrangements or agreements with any underwriters or broker/dealers to sell the shares, and that it may contact various broker/dealers to identify prospective purchasers. Brokerage fees or commissions may be paid by VECO in connection with sales of the Common Stock.

     Immediately prior to the offering pursuant to this prospectus, VECO's ownership of the Company's Common Stock consisted solely of the 150,000 shares of Common Stock it acquired from the sale of its interest in the LLC. If VECO sells all 150,000 shares that may be offered pursuant to this prospectus, it will not own any shares of Common Stock. Even if VECO does not sell any of the 150,000 shares that may be offered pursuant to this prospectus, VECO will own less than one percent of the Company's currently outstanding Common Stock.

                                 LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, has acted as counsel for the Company in connection with the Registration Statement of which this Prospectus is a part and has rendered an opinion concerning the validity of the Common Stock underlying the options covered hereby. Attorneys employed by this law firm beneficially own approximately 14,500 shares of the Company's Common Stock.

                                    EXPERTS

     The consolidated financial statements of Barrett Resources Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

     The information incorporated by reference herein regarding the total proved reserves of the Company was prepared by the Company. A portion was reviewed by Ryder Scott Company and the remaining portion was reviewed by Netherland, Sewell & Associates, Inc., as stated in their respective letter reports with respect thereto. The reserve information included in the Company's Annual Report on Form 10-K is incorporated by reference into this prospectus in reliance upon the authority of said firms as experts with respect to the matters covered by their reports and the giving of their reports.

                SECURITIES AND EXCHANGE COMMISSION POSITION ON
                            CERTAIN INDEMNIFICATION

     Pursuant to Delaware law, the Company's Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Company's Certificate Of Incorporation and Bylaws grant this indemnification to the Company's officers and directors.

     In addition to the general indemnification section, the Company has adopted a provision under Delaware law that eliminates and limits certain personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care under certain circumstances.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

              DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
                             CAUTIONARY STATEMENTS

     This prospectus and the documents incorporated into this prospectus by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in or incorporated into this prospectus regarding the Company's financial position, business strategy, plans and objectives of management of the Company for future operations and capital expenditures are forward-looking statements. Although the Company believes that the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this prospectus, including the "RISK FACTORS" section, and in the documents incorporated into this prospectus. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                             AVAILABLE INFORMATION

     This prospectus constitutes a part of a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement on Form S-3, along with any amendments, are referred to in this prospectus as the "Registration Statement". This Prospectus does not contain all the information set forth in the Registration Statement and exhibits to the Registration Statement, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the Registration Statement and to the exhibits and schedules filed with the Registration Statement. In each instance where a statement contained in this Prospectus regards the contents of any contract or other document filed as an exhibit to the Registration Statement, reference is made to the copy of that contract or other document filed as an exhibit to the Registration Statement, and those statements are qualified in all respects by this reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the Commission in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Documents filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov. The Commission's World Wide Web site contains reports,
------------------
proxy and information statements, and other information regarding issuers that file electronically with the Commission. Information about the operation of the Commission's public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that previously were, or are required in the future to be, filed with the Commission (File No. 1-13446) pursuant to the Exchange Act are incorporated herein by reference:

     (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     (ii) the Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1999 and June 30, 1999;

     (iii) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A as filed with the Commission on October 27, 1994, and the preferred stock purchase rights associated with the Common Stock contained in the Company's registration statement on Form 8-A as filed with the Commission on August 11, 1997, as amended by the Company's registration statement on Form 8-A/A1 as filed with the Commission on March 18, 1999;

     (iv) the Company's Proxy Statement dated March 25, 1999 concerning the Company's Annual Meeting of Stockholders held May 6, 1999;

     (v) the Company's Current Report on Form 8-K regarding an event occurring on August 20, 1999 as filed with the Commission on August 23, 1999; and

     (vi) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Eugene A. Lang, Jr., Executive Vice President, Barrett Resources Corporation, 1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202, (303) 572-3900.

                              TABLE OF CONTENTS


                                                                        Page
                                                                        ----
PROSPECTUS SUMMARY.....................................................   2
RISK FACTORS...........................................................   3
THE COMPANY............................................................   5
OFFERING BY SELLING STOCKHOLDER........................................   6
LEGAL MATTERS..........................................................   7
EXPERTS................................................................   7
SECURITIES AND EXCHANGE
 COMMISSION POSITION ON
 CERTAIN INDEMNIFICATION...............................................   7

DISCLOSURE REGARDING FORWARD
 LOOKING STATEMENTS AND
 CAUTIONARY STATEMENTS.................................................   7
AVAILABLE INFORMATION..................................................   8
INCORPORATION OF CERTAIN DOCUMENTS
 BY REFERENCE..........................................................   8


                         BARRETT RESOURCES CORPORATION

                        150,000 Shares of Common Stock

                              ___________________

                              SELLING STOCKHOLDER
                                  PROSPECTUS
                              ___________________




                              _____________, 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution.
-----------------------------------------------------

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered. The selling stockholder will not pay any of the following expenses.


     Registration Fee                                       $ 1,514
     New York Stock Exchange Additional Listing Fee         $ 1,500
     Printing Expenses*                                     $ 2,000
     Accounting Fees and Expenses*                          $ 2,000
     Legal Fees and Expenses*                               $ 3,000
     Registrar and Transfer Agent Fee*                      $   500
     Miscellaneous*                                         $   486
                                                            -------
       Total                                                $11,000
                                                            =======

__________________________________
* Estimated

Item 15.  Indemnification Of Directors And Officers.
---------------------------------------------------


     The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

     "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends and stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective...."

     With regard to employee benefit plans, the Delaware General Corporation Law provides that a director's conduct for a purpose he reasonably believed to be in the interest of the participants and beneficiaries of the Plan is conduct satisfying the subject indemnity provision. A director's conduct for a purpose that he did not reasonably believe to be in the interest of the participants in or beneficiaries of the Plan shall be deemed as not satisfying the indemnity provision.

     The Board of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Delaware General Corporation Law, common law and any other statutory provision.

     The Company also maintains directors and officers insurance that provides protection for directors and officers of the Company against personal liability for wrongful acts, including protection for certain matters for which the Company may not provide indemnification, such as stockholder derivative actions.

Item 16.  Exhibits.
------------------

     Number          Description
     ------          -----------

     4(a)      Specimen Common Stock Certificate is incorporated by reference from Registrant's Registration Statement on Form S-8 dated March
               17, 1995 (Registration No. 33-90450).
     5         Opinion of Patton Boggs LLP regarding legality.
     23(a)     Consent of Arthur Andersen LLP.
     23(b)     Consent of Patton Boggs LLP (included in Exhibit 5).
     23(c)     Consent of Ryder Scott Company.
     23(d)     Consent of Netherland, Sewell & Associates, Inc.
     24        Power of Attorney (included in Part II of Registration Statement)

Item 17.  Undertakings.
----------------------

(a)  The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and are incorporated by reference to the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 19th day of August 1999.

                                 BARRETT RESOURCES CORPORATION


                                 By: /s/ William J. Barrett
                                     ----------------------
                                     William J. Barrett, Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this to the Registration Statement appearing below, hereby constitute and appoint A. Ralph Reed or John
F. Keller and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                 Title                                    Date
---------                                 -----                                    ----
/s/ William J. Barrett                    Chief Executive Officer, Chairman Of     August 19, 1999
-------------------------------------     The Board, and Director (Principal
William J. Barrett                        Executive Officer)


/s/ A. Ralph Reed                         President, Chief Operating Officer,      August 19, 1999
-------------------------------------     and Director
A. Ralph Reed

/s/ John F. Keller                        Executive Vice President, Chief          August 19, 1999
-------------------------------------     Financial Officer, and Director
John F. Keller                            (Principal Financial Officer)


/s/ C. Robert Buford                      Director                                 August 19, 1999
-------------------------------------
C. Robert Buford

/s/ Derrill Cody                          Director                                 August 19, 1999
-------------------------------------
Derrill Cody

/s/ James M. Fitzgibbons                  Director                                 August 19, 1999
-------------------------------------
James M. Fitzgibbons

/s/ William W. Grant, III                 Director                                 August 19, 1999
-------------------------------------
William W. Grant, III

/s/ James T. Rogers                       Director                                 August 19, 1999
-------------------------------------
James T. Rodgers

/s/ Philippe S.E. Schreiber               Director                                 August 19, 1999
-------------------------------------
Philippe S.E. Schreiber

                                 Exhibit Index

  The following is a complete list of Exhibits filed as part of this Registration Statement:

     Number    Description
     ------    -----------

     4(a)      Specimen Common Stock Certificate is incorporated by reference from Registrant's Registration Statement on Form S-8 dated March
               17, 1995 (Registration No. 33-90450).
     5         Opinion of Patton Boggs LLP regarding legality.
     23(a)     Consent of Arthur Andersen LLP.
     23(b)     Consent of Patton Boggs LLP (included in Exhibit 5).
     23(c)     Consent of Ryder Scott Company.
     23(d)     Consent of Netherland, Sewell & Associates, Inc.
     24        Power of Attorney (included in Part II of Registration Statement)